INTERSTATE GENERAL COMPANY L.P. DIRECTORS' UNIT INCENTIVE PLAN

1. Purpose

The purpose of this Directors' Unit Incentive Plan (the "Plan") is to promote the growth and general prosperity of Interstate General Company L.P., a Delaware limited partnership (the "Company"), by permitting the Company through the grant of Awards to acquire proprietary interests therein, to attract and retain the best available personnel to serve as outside directors of Interstate General Management Corporation ("IGMC"), a Delaware corporation that serves as the managing general partner of the Company, and to provide those persons qualifying as Directors with an additional incentive to contribute to the success of the Company.

2. Definitions

In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

(a) "Affiliate" means, with respect to a designated person, (i) any person directly or indirectly controlling, controlled by, or under common control with the designated person; (ii) any person directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding voting securities of the designated person; (iii) any officer, director, partner, or trustee of the designated person or of any entity controlling the designated person; and (iv) if the designated person is an officer, director, partner, or trustee, any entity for which such person acts in any such capacity. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the term "voting securities" includes, without limitation, limited partnership interests in any partnership.

(b) "Agreement" means an agreement entered into between the Company and a Grantee, setting forth the terms and conditions applicable to the Award granted to the Grantee.

(c) "Award" means an Option, a Right, or any other grant authorized under the Plan.

(d) "Committee" means the board of directors of IGMC, not including directors who are eligible to participate in the Plan.

(e) "Director" means a director of IGMC, who is not (i) an Affiliate of Interstate Business Corporation, a Delaware corporation, or (ii) a present officer or employee of (A) the Company, (B) any general partner of the Company, or (C) any Affiliate of the Company or of a general partner of the Company.

(f) "Effective Date" means January 1, 2002.

(g) "Grantee" means an individual to whom an Award is granted under the Plan.

(h) "Legal Representative" means the executor, administrator, guardian or other legal representative of a Grantee who dies or becomes incapacitated.

(i) "Option" means a right to purchase Units pursuant to Section 7 hereof.

(j) "Partnership Agreement" means the Third Amended and Restated Limited Partnership Agreement of Interstate General Company L.P., dated as of February 6, 1987, as amended.

(k) "Plan" means the Interstate General Company L.P. Directors' Unit Incentive Plan, as set forth herein and as amended from time to time.

(l) "Right" means a right granted under the Plan to receive payment in accordance with Section 8 hereof.

(m) "Unit" means a "Class A Unit," as that term is defined in the Third Amended and Restated Limited Partnership Agreement of Interstate General Company L.P., as amended.

3. Administration

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion, to determine which eligible Directors shall receive Awards, the time when Awards shall be granted, the type of each Award, the terms of such Awards (which may differ from one another), the number of Units subject to each Award and the per-Unit exercise price or purchase price (if any) of each Award (which may be less than, equal to, or greater than the fair market value of a Unit on the date of grant), and shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding for all purposes and upon all persons. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

4. Eligibility

The Committee may grant Awards to any Director. All determinations by the Committee as to the identity of the persons to whom Awards may be granted hereunder shall be binding and conclusive on all persons. An individual Grantee may receive more than one Award.

5. Units Subject to the Plan

(a) Awards may be granted under the Plan with respect to a total of 50,000 Units, subject to adjustment pursuant to Sections 5(b) and 14 hereof. Upon the adoption of the Plan by the Board, all such Units shall be reserved for issuance pursuant to Awards granted under the Plan.

(b) If an Award is cancelled, surrendered, lapses, or is terminated, in whole or in part, without being exercised, for any reason other than the exercise of a related Award or of another portion of the Award, in such manner that all or some of the Units subject to the Award are not issued to a Grantee (and cash, Units, or any other form of payment is not paid in lieu thereof), the Units subject to the Award shall be restored to the aggregate maximum number of Units (specified in subsection (a), above) with respect to which Awards may be granted under the Plan.

6. Term

The Plan shall be effective for a term of ten (10) years beginning on the Effective Date and ending on the tenth anniversary of the Effective Date (January 1, 2012), subject to earlier termination pursuant to Section 14 hereof. Awards may be granted under the Plan at any time prior to the expiration of the Plan. The expiration of the Plan shall not terminate or affect the continued existence of rights created under Awards outstanding on the expiration date of the Plan if such Awards, by their terms, extend beyond such date.

7. Options
(a) The exercise price per Unit subject to an Option shall be determined by the Committee at the time the Option is granted.

(b) No Option shall be exercisable before the expiration of six (6) months from the date it was granted or such longer period as the Committee may establish as to any and all Units subject to any Option.

(c) No Option shall be exercisable after the expiration of ten (10) years from the date it is granted or such shorter period as the Committee may establish as to any and all Units subject to any Option. In no event shall any Option be exercisable after the expiration date specified in the Agreement evidencing such Option. Each Option shall be subject to termination before the expiration date stated in the Agreement evidencing such Option, as described in subsections (1) and (2), below.

(1) If the Grantee dies or becomes incapacitated while a Director, the Grantee's Legal Representatives shall have the right to exercise, to the extent the Option was exercisable on the date that the Grantee died or became incapacitated, an Option for six (6) months after such date as the Company shall have notified the Grantee's Legal Representatives of their right (if any) to exercise the Option, or such shorter period as the Committee may establish.

(2) If the Grantee ceases to be a Director for any reason other than death or incapacity, the Grantee shall have the right to exercise, to the extent the Option was exercisable on the date that the Grantee ceased to be a Director, an Option for thirty (30) days after such date, or such shorter period as the Committee may establish.

(d) Notwithstanding any other provision of the Plan to the contrary, in the event that the Company or the partners of the Company enter into an agreement to dispose of all or substantially all of the assets of the Company, or the interests therein, by means of a sale, a reorganization, a liquidation, or otherwise:

(1) Each outstanding Option shall become immediately exercisable on the date of execution of such agreement with respect to the full number of Units subject to that Option; and

(2) As of the date immediately prior to the closing date contemplated by the agreement, all outstanding Options shall terminate and cease to be exercisable.

(e) A Grantee shall give written notice to the Company in form and manner prescribed by the Committee in order to exercise an Option. The notice of intent to exercise an Option shall identify the Option being exercised and the number of Units with respect to which such Option is being exercised. Such written notice shall be delivered to the Company at its principal office by personal delivery, registered or certified mail, or in such other form as the Committee may permit from time to time.

(f) In no event shall any Units be issued or be deemed purchased pursuant to the exercise of an Option until the Grantee has made full payment for the Units (including payment of the exercise price and any taxes required to be withheld). The exercise price of an Option shall be payable in United States dollars in cash or by check or in such other form as the Committee may from time to time designate.

(g) Until the issuance of Unit certificates therefor, if any, no right to direct the vote or receive distributions or any other rights as a unitholder shall exist with respect to Units subject to Options notwithstanding the exercise of an Option. No adjustment shall be made for distribution or other rights for which the record date is prior to the date a Unit certificate is issued except as provided in Section 14 hereof.

8. Rights

(a) The Committee shall have authority, in its sole discretion, to provide for the grant of Rights to Directors either (i) in tandem with all or a portion of an Option granted under the Plan or (ii) independent of any Option granted under the Plan. A Right shall permit the Grantee to receive, upon exercise of the Right, an amount (to be paid in cash, in Units, in property or in any combination thereof, as specified in the Agreement or, if not, as determined by the Committee in its sole discretion at any time prior to or after exercise) equal in value to the excess of (i) the fair market value of the Units with respect to which the Right is exercised on the date of exercise, determined as specified in the Agreement, over (ii) either (A) the exercise price of the related Option in the case of a tandem Right, or (B) the base price specified in the Agreement in the case of an independent Right, whichever is applicable. A tandem Right shall be exercisable only at such times, and to such extent, as the related Option is exercisable. An independent Right shall be exercisable at such time and to such extent as the Committee shall determine. A tandem Right may be granted coincident with or after the grant of any related Option.

(b) With respect to Rights, the Committee may establish such waiting periods, exercise dates and other limitations (including restrictions on any Units received upon the exercise of a Right) as it shall deem appropriate in its sole discretion. Unless the Committee provides otherwise, a Right shall remain exercisable, to the extent the Right was exercisable on the date the Grantee ceased to be a Director (1) for six (6) months after the Company delivers notice to the Grantee's Legal Representative, if the Grantee ceased to be a Director due to death or incapacity or (2) for thirty (30) days after the Grantee ceased to be a Director if the cessation was due to any other reason.

(c) A Grantee shall give written notice to the Company in a form and manner prescribed by the Committee in order to exercise a Right. The notice of intent to exercise a Right shall identify the Right being exercised and the number of Units with respect to which such Right is being exercised. Such written notice shall be delivered to the Company at its principal office by personal delivery, registered or certified mail, or in such other form as the Committee may permit from time to time.

(d) The right of a Grantee to exercise a tandem Right shall be canceled if and to the extent that the Units subject to the Right are purchased upon the exercise of the related Option, and the right of a Grantee to exercise an Option shall be canceled if and to the extent that the Units subject to the Option are used to calculate the amount to be received upon the exercise of a tandem Right.

(e) Until the issuance of Unit certificates therefor, if any, no right to direct the vote or receive distributions or any other rights as a unitholder shall exist with respect to Units subject to the Right notwithstanding the exercise of a Right. No adjustment shall be made for distribution or other rights for which the record date is prior to the date a Unit certificate is issued except as provided in Section 14 hereof.

9. Directors' Fees

The Committee may, in its sole discretion, grant an Award of Units under the Plan as payment for fees earned and payable to a Director for services rendered as a Director. The number of Units subject to such an Award shall be determined by the Committee, in its sole discretion, by dividing the amount of such fees by the closing price at which a Unit is traded for the last market trading day prior to the time of determination (or, if no closing price was reported on such date, the closing price on the last trading date on which a closing price was reported) on the exchange determined by the Committee to be the primary market for the Units. A Director shall elect to receive payment of such fees in the form of an Award of Units under the Plan by complying with such procedures as the Committee may prescribe from time to time. Units granted under this Section 9 shall be subject to such restrictions as the Committee may determine from time to time.

10. Tax Withholding

The Company or any authorized designee thereof shall have the right to collect an amount sufficient to satisfy any federal, state, Puerto Rico and/or local withholding tax requirements that may apply with respect to any Award granted to a Grantee. The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements. The Company also shall, to the extent permitted by law, have the right to deduct or withhold from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

11. Nonassignability
An Award may be exercised only by the Grantee and an Award may not be assignable or transferable by him other than by will or the laws of descent and distribution.

12. Cancellation and Reissuance

The Committee, at any time and from time to time, in its discretion, may offer Grantees the opportunity to elect to surrender, or to have the Company cancel and terminate, any outstanding Award (or any portion thereof), and may grant in substitution for the cancelled and terminated Award (or portion thereof) a new Award under the Plan. The type, the terms and magnitude of the new Award may be similar to or different from the original Award.

13. Amendment or Termination of the Plan
(a) Amendment

The Company, acting through IGMC, may amend the Plan from time to time in such respects as the Company, acting through IGMC, may deem advisable. Any such amendment shall apply to any outstanding Awards that were granted before the date such amendment is adopted, provided that no such amendment shall adversely affect any right acquired by any Grantee, under the terms of any Award granted before the date of such amendment, unless such Grantee shall consent to such amendment; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Section 14 hereof shall not adversely affect any such right. No amendment shall affect any Award that has been exercised or earned before the date such amendment is adopted.

(b) Termination

The Company, acting through IGMC, may at any time terminate the Plan. Any such termination of the Plan shall not affect Awards previously granted and such Awards shall remain in full force and effect as if the Plan had not been terminated.

14. Adjustments Upon Changes in Capitalization

In the event of any Unit distribution, split-up, recapitalization, combination, exchange of interests in the Company or any other entity, merger, consolidation, acquisition of property, separation, reorganization, or liquidation, as a result of which interests of any class in the Company or any other entity shall be issued in respect of outstanding Units, or if Units shall be changed into the same or a different number of the same or another class or classes of interests in the Company or any other entity ("interests") prior to a distribution to a Grantee under an Award, the Committee shall adjust, as it deems equitable in its sole and absolute discretion, the aggregate number and type of Units (or other interests) available for Awards under Section 5 hereof, the number of Units or interests (or, if applicable, the amount of cash or other property) to be distributed to the Grantee and/or the exercise price or purchase price of Units subject to an Award, to avoid any significant dilution or enlargement of the benefits intended to be made available under the Plan.

15. Agreement and Representations of Grantee

(a) As a condition to receiving Units under the Plan, the Company may require the person receiving such Units to represent and warrant at that time that the Units are being acquired only for investment and without any present intention to sell or distribute such Units. The Units shall not be offered, sold, transferred, or otherwise disposed of in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933. No such offer, sale, transfer, or other disposition may be made without the prior written opinion of counsel for the Company that such offer, sale, transfer, or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule, or regulation of any jurisdiction. The foregoing restriction may be indicated by legend on the Unit certificates representing such Units.

(b) Any Units received under the Plan shall be subject to such restrictions as may be contained in any agreement previously entered into by the Company with respect to Units and applicable to such Units. The foregoing restrictions, if any, shall be indicated by legend on the Unit certificates representing such Units.

(c) IGMC shall execute and deliver to each Grantee a written Agreement that shall contain such provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the provisions of the Plan.

(d) With respect to Units issued pursuant to this Plan, the initial "Capital Account" (as defined in the Partnership Agreement) of each Grantee shall be established in accordance with the definition of "Capital Account" set forth in the Partnership Agreement.

16. Reservation of Units

The Company, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Units as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Units hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Units as to which such requisite authority shall not have been obtained.

17. Use of Funds
The proceeds of the sale of Units, whether newly issued or previously acquired, shall be added to and administered as a part of the general assets of the Company.

18. Notice

All notices delivered pursuant to the Plan shall be in writing, delivered by hand, by facsimile or by first class certified mail, return receipt requested, postage prepaid. If notice is delivered to the Company, it shall be delivered to the Company, in care of the President of IGMC, at the Company's principal place of business. If notice is delivered to the Grantee, it shall be delivered at the most recent address of Grantee shown on the records of the Company. The Company and/or the Grantee may change by notice (delivered in accordance with this Section 18) the address for delivery set forth in this Section 18. The date of notice for all purposes under the Plan shall be the date of delivery of the notice. As soon as practicable after the Company has learned of the death or incapacity of a Grantee and the identity of the Grantee's Legal Representatives, the Company shall notify, in accordance with this Section 18, the Legal Representatives of their right (if any) to exercise any Award granted hereunder, provided that notice to any of Grantee's Legal Representatives shall be deemed to be notice to all of Grantee's Legal Representatives.

19. Unitholder Rights

Until the issuance of Unit certificates therefor, no right to direct the vote or receive distributions or any other rights as a unitholder shall exist with respect to any Units subject to an Award even if the Grantee has exercised the Award. No adjustment shall be made for distribution or other rights for which the record date is prior to the date a Unit certificate is issued except as provided in Section 14 hereof.

20. Governing Law

The Plan and any Agreement thereunder shall be interpreted, construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer interpretation or construction of any provision of the Plan or Agreement to the substantive law of another jurisdiction, except to the extent that such laws may be preempted by any Federal law, including the Internal Revenue Code of 1986, as amended.